Exhibit No. EX-23(g)(1)(e)
FUND LIST
to
GLOBAL CUSTODY AGREEMENT
BETWEEN
JPMORGAN CHASE BANK AND
NATIONWIDE VARIABLE INSURANCE TRUST
Dated April 4, 2003
Amended, Effective May 1, 2007;
Amended December 3, 2007*
Fund Name
NVIT Nationwide Fund
Nationwide NVIT Growth Fund
Nationwide NVIT Government Bond Fund
Nationwide NVIT Money Market Fund
Nationwide NVIT Money Market Fund II
Gartmore NVIT Worldwide Leaders Fund
J.P. Morgan NVIT Balanced Fund
Van Kampen NVIT Comstock Value Fund
Van Kampen NVIT Multi Sector Bond Fund
Federated NVIT High Income Bond Fund
Nationwide NVIT Mid Cap Growth Fund
NVIT Mid Cap Index Fund
Nationwide Multi-Manager NVIT Small Cap Growth Fund
Nationwide Multi-Manager NVIT Small Company Fund
Nationwide Multi-Manager NVIT Small Cap Value Fund
Nationwide NVIT Global Technology and Communications Fund
Nationwide NVIT Global Health Sciences Fund
NVIT Nationwide Leaders Fund
Gartmore NVIT Emerging Markets Fund
Gartmore NVIT International Growth Fund
Nationwide NVIT U.S. Growth Leaders Fund
Gartmore NVIT Global Utilities Fund
Nationwide NVIT Global Financial Services Fund
Nationwide NVIT Investor Destinations Aggressive Fund
Nationwide NVIT Investor Destinations Moderately Aggressive Fund
Nationwide NVIT Investor Destinations Moderate Fund
Nationwide NVIT Investor Destinations Moderately Conservative Fund
Nationwide NVIT Investor Destinations Conservative Fund
NVIT International Value Fund
NVIT S&P 500 Index Fund
Gartmore NVIT Developing Markets Fund

Fund Name
American Funds NVIT Growth Fund
American Funds NVIT Global Growth Fund
American Funds NVIT Asset Allocation Fund
American Funds NVIT Bond Fund
American Funds NVIT Growth-Income Fund
NVIT Bond Index Fund
NVIT International Index Fund
NVIT Small Cap Index Fund
NVIT Enhanced Income Fund
NVIT Multi-Manager Large Cap Growth Fund
NVIT Multi-Manager Mid Cap Growth Fund
NVIT Multi-Manager International Growth Fund
NVIT Core Bond Fund
Lehman Brothers NVIT Core Plus Bond Fund
Neuberger Berman NVIT Socially Responsible Fund
Neuberger Berman NVIT Multi Cap Opportunities Fund
Van Kampen NVIT Real Estate Fund
NVIT Multi-Manager Mid Cap Value Fund
NVIT Short Term Bond Fund

*	As most recently approved at the December 3, 2007 Board Meeting.